Exhibit 32.3

CERTIFICATION OF PRINCIPAL ACCOUNTING AND FINANCIAL OFFICER
 PURSUANT TO 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Keith S. Franz, Principal Accounting and Financial Officer of ICON Capital Corp., the Manager of the Registrant, in connection with the Quarterly Report of ICON Leasing Fund Eleven, LLC (the “LLC”) on Form 10-Q for the quarter ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the LLC.

Date: May 15, 2012

/s/ Keith S. Franz__
Keith S. Franz
Managing Director
(Principal Accounting and Financial Officer)
ICON Capital Corp.
Manager of ICON Leasing Fund Eleven, LLC